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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                  CURENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  NOVEMBER 30, 2001
                                                   -----------------


                              PRIMIX SOLUTIONS INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)


DELAWARE                           000-20789                 04-324968
---------------------------        ------------------------  ---------
(State or other jurisdiction       (Commission               (IRS Employer
of incorporation)                  File Number)              Identification No.)


311 ARSENAL STREET, WATERTOWN, MASSACHUSETTS                        02472
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(Address of principal executive offices)                            (Zip Code)




Registrant's telephone number, including area code  (617) 923-6500
                                                   ---------------




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ITEM 5.  OTHER EVENTS


         Primix Solutions Inc. (the "Company") received a Nasdaq Staff Determination on November 30, 2001 indicating that the Company was no longer in compliance with either the minimum $4,000,000 net tangible assets or the minimum $10,000,000 stockholders' equity requirement for continued listing on The Nasdaq National Market under Nasdaq Marketplace Rule 4450(a)(3), and that its common stock will be delisted from The Nasdaq National Market at the opening of business on December 10, 2001. The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Nasdaq Staff Determination. The hearing request will stay the delisting of the Company's common stock pending the decision of a Nasdaq Listing Qualifications Panel. On December 10, 2001, the Company received notice from Nasdaq that the hearing has been scheduled for January 17, 2002. There can be no assurance that the Nasdaq Listing Qualifications Panel will grant the Company's request for continued listing on The Nasdaq National Market.

         A copy of the press release issued by the Company on December 7, 2001 announcing the Nasdaq Staff Determination is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

ITEM 7.  EXHIBITS

EXHIBIT NO.     DESCRIPTION

99.1            Press Release dated December 7, 2001 issued by the Company



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PRIMIX SOLUTIONS INC.


                                         By:  /s/ David W. Chapman
                                            -----------------------
                                              Name:  David W. Chapman
Date:  December 12, 2001                      Title: Chief Financial Officer